UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) January 6, 2014

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2014, Michael J. Short, Executive Vice President and Chief Financial Officer of AutoNation, Inc. (the “Company”), provided notice of his intention to resign from the Company effective January 7, 2014.
On January 6, 2014, Cheryl Scully, Treasurer, Vice President Investor Relations of the Company, was appointed Interim Chief Financial Officer (and principal financial officer) of the Company effective January 7, 2014, in addition to her current responsibilities.  Ms. Scully, age 41, has served in her current role since April 2010.  From May 2009 until March 2010, she served as the Company’s Vice President, Treasurer.  From November 2006 until April 2009, she served as Vice President, Treasurer of JM Family Enterprises, Inc., a diversified automotive company.  Ms. Scully has 19 years of corporate finance experience and over 15 years of experience in the automotive industry.
On January 10, 2014, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Short in connection with his resignation. Pursuant to the terms of the Agreement, in consideration for, among other things, his compliance with confidentiality and cooperation obligations, as well as his compliance with all other agreements between him and the Company, including non-competition agreements, Mr. Short will receive severance compensation equal to $600,000, less applicable taxes and withholdings, payable in 24 semi-monthly installments over 12 months. In addition, the Company agreed to pay to Mr. Short his 2013 bonus at the same time and at the same payout level (expressed as a percentage of the target bonus for Mr. Short, which is 75% of his base salary for 2013) as the 2013 bonuses are paid to other senior executives, with any such bonus payable in accordance with the terms of the Company’s Senior Executive Incentive Bonus Plan.  Mr. Short’s stock options will be governed by the terms of his award agreements and the Company’s equity plans.
The foregoing summary of the Agreement is qualified in its entirety by reference to such Agreement. The Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On January 7, 2014, the Company issued a press release announcing that Mr. Short will be leaving the Company and that Ms. Scully will be serving as the Company’s Interim Chief Financial Officer.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1     Separation Agreement, dated January 10, 2014, by and between AutoNation, Inc. and Michael J. Short.
99.1     Press Release of AutoNation, Inc. dated January 7, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	January 10, 2014	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary